Exhibit 32.1
Certifications of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)
The undersigned, the Chief Executive Officer and the Chief Financial Officer of Global Employment Holdings, Inc. (the “Company”), each hereby certifies that, to his knowledge on the date hereof:
     (a) the Annual Report on Form 10-K of the Company for the year ended December 31, 2006 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13 (a) or 15(d) of the Securities Exchange Act of 1934; and
     (b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 17, 2007	By:	/s/ Howard Brill

Howard Brill
Chief Executive Officer and President
(Principal Executive Officer)

Date: April 17, 2007	By:	/s/ Dan Hollenbach

Dan Hollenbach
Chief Financial Officer